EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Measurement Specialties, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-155087, 333-137650, 333-129946, 333-116966, 333-66454, 333-11171 and 333-76646 on Form S-8 of Measurement Specialties, Inc. of our reports dated June 10, 2009, with respect to the consolidated balance sheets of Measurement Specialties, Inc. and subsidiaries as of March 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2009, which reports appear in the March 31, 2009 annual report on Form 10-K of Measurement Specialties, Inc.

Our report dated June 10, 2009 on the consolidated financial statements and related financial statement schedule refers to the adoption by Measurement Specialties, Inc. of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective April 1, 2007.

Our report dated June 10, 2009 on the effectiveness of internal control over financial reporting as of March 31, 2009 also contains an explanatory paragraph that states that Measurement Specialties, Inc. acquired RIT SARL (“Atexis”) and FGP Instrumentation, GS Sensors and ALS (collectively “FGP”) during 2009 and that management excluded from its assessment of the effectiveness of Measurement Specialties, Inc.’s internal control over financial reporting as of March 31, 2009, Atexis’ and FGP’s internal control over financial reporting.  Management also excluded its joint venture in Japan, Nikkiso-THERM, from its assessment.  Our audit of the effectiveness of internal control over financial reporting of Measurement Specialties, Inc. as of March 31, 2009 also excluded an evaluation of the internal control over financial reporting of Atexis, FGP and Nikkiso-THERM.

/s/ KPMG LLP

Norfolk, Virginia
June 10, 2009